Exhibit 10.2

RE: Employment Agreement – Addendum B

May 12, 2023

Further to the Employment Agreement dated June 18, 2021 (the “Agreement”) by and between Immix Biopharma, Inc. (the “Company”) and Ilya Rachman (“Mr. Rachman”), this letter (“Addendum B”) hereby amends as follows:

The parties hereby amend Section 3 “Compensation and Benefits” specifically as follows, and not otherwise:

1.	Section 3.1 “Salary”: Delete “$425,000” and replace with “$446,000”.

All other terms and conditions of the Agreement remain in place.

IMMIX BIOPHARMA, INC.		ILYA RACHMAN

By:	/s/ Ilya Rachman	By:	/s/ Ilya Rachman
Name:	Ilya Rachman	Name:	Ilya Rachman
Title:	CEO, Immix Biopharma	Title: